CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


DCX, Inc.
Golden, Colorado

     We hereby consent to the incorporation by reference in the Prospectus and this Registration Statement of our report dated January 9, 1997, relating to the consolidated financial statements of DCX, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.




                                   BDO Seidman, LLP

Denver, Colorado
November 5, 1997